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                                   EXHIBIT 21




                    CAPITAL PROPERTIES, INC. AND SUBSIDIARIES

                           SUBSIDIARIES OF THE ISSUER

                              (AS OF MARCH 1, 2002)




          Subsidiary                                 State of Incorporation
          ----------                                 ----------------------

          Capital Terminal Company                        Rhode Island

          Dunellen, LLC                                   Rhode Island

          Tri-State Displays, Inc.                        Rhode Island
























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